Exhibit 99.1

AMENDMENT NO. 3

to that certain

SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 3 (this “Amendment”), dated as of June 27, 2011, is by and among CAI INTERNATIONAL, INC., a Delaware corporation (“CAI”), CONTAINER APPLICATIONS LIMITED, a corporation organized under the laws of Barbados (“CAL” and, together with CAI, the “Borrowers”, and each, individually, a “Borrower”), the Guarantors listed on the signature pages hereto (each a “Guarantor” and collectively, the “Guarantors”), BANK OF AMERICA, N.A., (“Bank of America”) and the other lending institutions from time to time party to the Credit Agreement referred to below (collectively, the “Lenders”), Bank of America, as administrative agent for itself and the other Lenders (in such capacity, the “Administrative Agent”), and UNION BANK, N.A., as documentation agent for itself and the other Lenders (in such capacity, the “Documentation Agent”).  Capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement referred to below.

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Second Amended and Restated Revolving Credit Agreement, dated as of September 25, 2007 (as amended by Amendment No. 1 dated as of February 26, 2008 and Amendment No. 2 dated as of August 20, 2010, as supplemented by that certain Notice Regarding Increase of Facility Amount and related documentation each dated as of May 27, 2008, as amended by this Amendment and as may be further amended, restated, amended and restated, supplemented and otherwise in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders, upon certain terms and conditions, have agreed to make loans and otherwise extend credit to the Borrowers;

WHEREAS, the Borrowers request that the Administrative Agent and the Lenders amend certain of the terms and provisions of the Credit Agreement as set forth herein subject to the conditions set forth below; and

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.           Amendments to Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth in §4 below:

(a)           The Credit Agreement is hereby amended by replacing each reference to the term “CAI Barbados” therein with the term “CAL”, including in the preamble thereof.

(b)           The Credit Agreement is hereby amended by deleting the definition of “Borrowing Base” in Section 1.1 of the Credit Agreement and substituting the following new definition in lieu thereof:

Borrowing Base.  At the relevant time of reference thereto, an amount determined by the Administrative Agent by reference to the most recent Borrowing Base Report delivered to the Lenders pursuant to §8.4(f) which is equal to the sum (without duplication) of:

(a)           82.50% of the Net Book Value of Eligible Containers of the Borrowers and the Guarantors; plus

(b)           82.50% of Net Book Value of Eligible Chassis of the Borrowers and the Guarantors; plus

(c)           85.00% of the Net Present Value of Direct Finance Lease Receivables of the Borrowers and the Guarantors (other than Direct Finance Lease Receivables arising from Eligible Containers which are included in clause (a) of this definition); minus

(d)           reserves established by the Administrative Agent from time to time in an amount not to exceed the aggregate tax, employment, wage and/or severance claims which under applicable Barbados law have priority over the security interest and other rights of the Administrative Agent in the Collateral of CAL.

(c)           The Credit Agreement is hereby amended by deleting the definition of “Domestic Borrowing Base” in Section 1.1 of the Credit Agreement and substituting the following definition in lieu thereof:

Domestic Borrowing Base.  At the relevant time of reference thereto, an amount determined by the Administrative Agent by reference to the most recent Borrowing Base Report delivered to the Lenders pursuant to §8.4(f) which is equal to the sum of:

(a)           82.50% of the Net Book Value of Eligible Containers of CAI and the Guarantors; plus

(b)           82.50% of Net Book Value of Eligible Chassis of CAI and the Guarantors; plus

(c)           85.00% of the Net Present Value of Direct Finance Lease Receivables of CAI and the Guarantors (other than Direct Finance Lease Receivables arising from Eligible Containers which are included in clause (a) of this definition).

(d)           The Credit Agreement is hereby amended by deleting the definition of “Intercreditor Agreement” in Section 1.1 of the Credit Agreement and substituting the following definition in lieu thereof:

Intercreditor Agreement.  The Intercreditor Collateral Agreement (as amended, modified or supplemented from time to time), dated as of December 20, 2010, by and among the Borrower, the Guarantors, certain “Lenders”, “Owners”, the “Revolver Agent”, the “Collateral Agent” (as each such term is defined therein) and certain other Persons that are party thereto from time to time.

(e)           The Credit Agreement is hereby amended by deleting the definition of “Net Book Value” in Section 1.1 of the Credit Agreement and substituting the following new definition in lieu thereof:

Net Book Value.  With respect to an Eligible Container or Eligible Chassis, as the case may be, as of the date of determination, an amount equal to the Original Cost of such Eligible Container less the Accumulated Depreciation of such Eligible Container as of the last day of the month immediately preceding such date of determination.

(f)           The Credit Agreement is hereby amended by deleting the definition of “Consolidated Total Debt Service” in Section 1.1 of the Credit Agreement and substituting the following definition in lieu thereof:

Consolidated Total Debt Service. With respect to CAI and its Subsidiaries and for any Reference Period, the sum, without duplication, of (a) any and all repayments or prepayments of principal, during such period in respect of Indebtedness that become due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which CAI or any of its Subsidiaries is a party relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) in respect of any Synthetic Leases or any Capitalized Leases, (iv) in respect of any reimbursement obligations in respect of letters of credit due and payable during such period, and (v) Indebtedness of the type referred to above of another Person guaranteed by CAI or any of its Subsidiaries, plus (b) Consolidated Total Interest Expense paid or payable in cash during such Reference Period, plus (c) consolidated rental expense on Rental Obligations for such period as determined in accordance with GAAP.

(g)           The Credit Agreement is hereby amended by adding the following new definitions in Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

Accumulated Depreciation.  With respect to Eligible Containers and Eligible Chassis as of the date of determination an amount equal to the aggregate amount of depreciation expense recorded with respect to such Eligible Container or Eligible Chassis since the date of original acquisition by the applicable Borrower, according to CAI’s depreciation policy as determined in accordance with GAAP.
CFE Trustee.  As defined in the Intercreditor Agreement.

Excluded Intercompany Obligations.  Payments owing by CAL to CAI arising in the ordinary course of business that represent either (a) payments of Net Operating Income (as defined in the Intercreditor Agreement) that are distributable to third party owners of containers and the associated lease, or (b) reimbursement for Operating Expenses (as defined in the Intercreditor Agreement) previously incurred.

Excluded Subsidiary.  Any Subsidiary of CAI that (a) is not a Loan Party and is not required to become a Loan Party under §8.16 or §8.19, (b) does not participate in any cash management or other arrangements under which any of its revenues, collections or payables are commingled with any assets of any Loan Party or Securitization Entity or under which any Loan Party provides cash management or other services supporting the collection of its revenues or payment of its expenses unless such services are provided on an arms-length basis and such Loan Party is reimbursed for the market cost of such services, (c) has no Indebtedness or other obligations that are guaranteed or secured by any assets of any Loan Party and (d) has provided to the Administrative Agent evidence of the foregoing satisfactory to the Administrative Agent.

Loan Parties EBITDA.  With respect to any fiscal period, an amount equal to the sum of (a) Loan Parties Net Income (or Deficit) for such fiscal period, plus (b) in each case to the extent deducted in the calculation of Loan Parties Net Income (or Deficit) and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense of the Loan Parties for such period, plus (iii) Loan Parties Total Interest Expense paid or accrued during such period, plus (iv) other noncash charges for such period, plus (c) principal payments received by the Loan Parties during such period with respect to Direct Finance Leases, all as determined in accordance with GAAP.

Loan Parties EBITDAR.  With respect to any fiscal period of the Loan Parties, an amount equal to the sum of (a) Loan Parties EBITDA for such fiscal period plus (b) consolidated rental expense on Rental Obligations of the Loan Parties for such fiscal period as determined in accordance with GAAP.

Loan Parties Funded Debt.  At any time of determination, Consolidated Funded Debt excluding any such Indebtedness that (a) is not incurred by any Loan Party, (b) as to which no Loan Party has guaranteed or otherwise agreed to make any payment or provide any credit support, (c) no Loan Party has pledged any asset to secure such Indebtedness and (d) is non-recourse to any Loan Party.

Loan Parties Net Income (or Deficit).  The consolidated net income (or deficit) of the Loan Parties, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all non-recurring non-cash gains or losses and any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business, and excluding therefrom any income or losses attributable to the ownership of or investment in any Person other than a Loan Party.

Loan Parties Operating Cash Flow.  With respect to any fiscal period of the Loan Parties, an amount equal to (i) Loan Parties EBITDAR for such fiscal period minus (ii) cash income taxes paid or payable in such fiscal period (excluding any cash income taxes payable with respect to the income of a Subsidiary that is not a Loan Party, but only to the extent of cash tax distributions from such non-Loan Party to the Loan Parties) minus (iii) Restricted Payments made by any Loan Party in cash during such fiscal period, all as determined in accordance with GAAP.

Loan Parties Shareholders’ Equity.  As of any date of determination, shareholders’ equity of the Loan Parties as of that date determined in accordance with GAAP after deducting any portion of such shareholders’ equity attributable to ownership of or investment in any Person that is not a Loan Party.

Loan Parties Tangible Net Worth.  As of any date of determination, Loan Parties Shareholders’ Equity on such date minus the Intangible Assets of the Loan Parties on such date; provided, that the calculation of Loan Parties Tangible Net Worth shall exclude any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business.

Loan Parties Total Debt Service. With respect to the Loan Parties and for any Reference Period, the sum, without duplication, of (a) any and all repayments or prepayments of principal, during such period in respect of Indebtedness that become due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which any of the Loan Parties is a party relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) in respect of any Synthetic Leases or any Capitalized Leases, (iv) in respect of any reimbursement obligations in respect of letters of credit due and payable during such period, and (v) Indebtedness of the type referred to above of another Person guaranteed by any of the Loan Parties, plus (b) Loan Parties Total Interest Expense paid or payable in cash during such Reference Period, plus (c) rental expense on Rental Obligations of the Loan Parties for such period as determined in accordance with GAAP.

Loan Parties Total Interest Expense.  For any period, the aggregate amount of interest required to be paid or accrued by the Loan Parties during such period on all Indebtedness of the Loan Parties outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease of the Loan Parties, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

Permitted Securitization.  Any secured lending facility entered into by a Securitization Entity after the Third Amendment Effective Date solely for the purpose of purchasing or financing assets of CAI and any of its Subsidiaries, provided that (i) any Indebtedness incurred in connection with such facility is non-recourse to CAI or any of its respective Subsidiaries (other than such Securitization Entity) and their respective assets, (ii) such Securitization Entity engages in no business and incurs no Indebtedness or other liabilities or obligations other than those related to or incidental to such facility, (iii) other than the initial Investment in such Securitization Entity, none of CAI or any of its respective Subsidiaries is required to make additional Investments in such Securitization Entity, (iv) none of CAI or any of its respective Subsidiaries has any material contract, agreement, arrangement or understanding with such Securitization Entity other than on terms no less favorable (to any material extent) to CAI or any of its  respective Subsidiaries than those that might be obtained at that time from Persons that are not Affiliates of the Borrowers, and (v) none of CAI or any of its respective Subsidiaries has any obligation to maintain such Securitization Entity’s financial condition or cause such Securitization Entity to achieve certain levels of operating results other than any obligation of CAI or any of its respective Subsidiaries has as an equipment manager of Containers with respect to such Securitization Entity.

Securitization Entity.  A special purpose bankruptcy-remote corporation, partnership, trust, limited liability company or other business entity that is formed by, and will remain a subsidiary of CAI (and will be at all times a direct subsidiary of a Borrower or Guarantor owned at least 75% by such Borrower or Guarantor (or such lower percentage as may be requested by the Borrowers and agreed to by the Required Lenders)), for the sole and exclusive purpose of purchasing or financing assets of CAI or any of its Subsidiaries.

Third Amendment Effective Date.  June 27, 2011.

(h)           The Credit Agreement is hereby amended by deleting Section 6.2 in its entirety and substituting the following in lieu thereof:

6.2.           Guaranties by CAI and Subsidiaries.  All of the Obligations shall be guaranteed by the Guarantors who are Domestic Subsidiaries (including new Domestic Subsidiary Guarantors to the extent required by §8.16), pursuant to the terms of the Domestic Guaranty.  The Obligations of CAL shall be guaranteed by CAI pursuant to the terms of the Guaranty contained in §17.  The Obligations of CAL shall be further guaranteed to the extent required by §8.19 by each Foreign Subsidiary of CAL (other than a Securitization Entity) in accordance with the terms of the CAL Guaranty to which such Person is a party.  Notwithstanding anything to the contrary in this §6.2, a Securitization Entity shall not be subject to the guaranty requirements of this §6.2.

(i)           The Credit Agreement is hereby amended by deleting clauses (a) and (b) of Section 8.4 in their entirety and substituting the following in lieu thereof:

(a)           as soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of CAI, (i) the consolidated and consolidating balance sheet of CAI and its Subsidiaries and (ii)  a separate balance sheet covering only the Loan Parties, in each case as at the end of such year, and in each case the related statements of income and  statements of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification and without an expression of uncertainty as to the ability of CAI or any of its Subsidiaries to continue as going concerns, by KPMG LLP or by other independent certified public accountants satisfactory to the Administrative Agent;

(b)           as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of CAI and its Subsidiaries, (i) copies of the unaudited consolidated and consolidating balance sheet of CAI and its Subsidiaries and (ii) copies of a separate balance sheet covering only the Loan Parties, in each case as at the end of such quarter, and in each case the related statements of income and statements of cash flow for the portion of the fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of CAI that the information contained in such financial statements fairly presents the financial position of (i) CAI and its Subsidiaries and (ii) the Loan Parties on the date thereof (subject to year-end adjustments);

(j)           The Credit Agreement is hereby amended by deleting Section 8.19 of the Credit Agreement in its entirety and substituting the following in lieu thereof:

In the event that (x) the aggregate book value of the assets held by all of Foreign Subsidiaries of CAL who are not Guarantors (other than a Securitization Entity) exceeds 10% of the book value of the total assets of CAL and its Foreign Subsidiaries (other than a Securitization Entity) or (y) the aggregate revenues of all of Foreign Subsidiaries of CAL who are not Guarantors (other than a Securitization Entity) exceeds 10% of the total revenues of CAL and its Foreign Subsidiaries (other than a Securitization Entity), then CAL shall cause each relevant Foreign Subsidiary (other than a Securitization Entity) required so that the aggregate book value of the assets held by all of the Foreign Subsidiaries of CAL who are not Guarantors (other than a Securitization Entity) or the aggregate revenues of all Foreign Subsidiaries of CAL who are not Guarantors (other than a Securitization Entity), in any case, no longer exceeds the applicable threshold set forth in clause (x) or (y) above, as applicable, as soon as practicable thereafter (but in no event more than fifteen (15) Business Days thereafter without the consent of the Administrative Agent), to execute and deliver to the Administrative Agent an instrument of joinder and accession, in form and substance satisfactory to the Administrative Agent, pursuant to which such Foreign Subsidiary shall join the Guaranty and the applicable Security Documents, and shall accede to all of the rights and obligations of a Guarantor hereunder and thereunder, and, pursuant thereto, shall, inter alia, guaranty the full payment and performance of the Obligations.  Further, each Borrower and each such Foreign Subsidiary shall execute and deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request in furtherance of the intent of this §8.19, including, without limitation, an updated Schedule 7.19(a), if applicable, documentation with respect to such Foreign Subsidiary of the type required to be supplied by the Borrowers and initial Guarantors as a condition precedent to the initial Revolving Credit Loans made hereunder pursuant to §11 hereof and, to the extent such Foreign Subsidiary’s Capital Stock is pledged pursuant to §8.17, or collateral security is granted pursuant to §8.20, favorable opinions of counsel (including local counsel) to such Foreign Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the relevant documentation and creation and perfection of liens) and documentation of the type required or reasonably requested to maintain compliance with §§6.1 and 6.2.

(k)           The Credit Agreement is hereby amended by deleting clause (l) of Section 9.1 in its entirety and substituting the following in lieu thereof:

(l)           Indebtedness consisting of obligations (contingent or otherwise) of CAI or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(l)           The Credit Agreement is hereby amended by deleting clause (m) of Section 9.1 thereof in its entirety and substituting the following in lieu thereof:

(m)           other indebtedness; provided that (i) both before and immediately after any such Indebtedness is incurred, no Default or Event of Default shall have occurred and be continuing, (ii) such Indebtedness (other than such Indebtedness (A) in an amount not to exceed $30,000,000 in the aggregate or (B) of and having recourse only to one or more Excluded Subsidiaries) shall be subject to the Intercreditor Agreement and (iii) the proceeds of such Indebtedness are used solely for the acquisition of assets and fees, costs and expenses incurred in connection with the acquisition of assets; and

(m)           The Credit Agreement is hereby amended by adding the following new clause (n) to Section 9.1:

(n)           Indebtedness incurred by a Securitization Entity in connection with a Permitted Securitization; provided that the CFE Trustee in such Permitted Securitization shall have joined the Intercreditor Agreement.

(n)           The Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (xii) of Section 9.2.1, (ii) deleting the “.” at the end of clause (xiii) and inserting “; and” in lieu thereof, and (iii) adding the following new clause (xiv) to Section 9.2.1:

(xiv)           Liens incurred by a Securitization Entity on assets of such Securitization Entity securing Indebtedness permitted under §9.1(n).

(o)           The Credit Agreement is hereby amended by deleting Section 9.2.2 in its entirety and substituting the following in lieu thereof:

9.2.2.           Restrictions on Negative Pledges and Upstream Limitations.  CAI will not, nor will it permit any of its Subsidiaries to (a) enter into or permit to exist any arrangement or agreement (excluding the Credit Agreement and the other Loan Documents) which directly or indirectly prohibits CAI or any of its Subsidiaries from creating, assuming or incurring any Lien upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired, or (b) enter into any agreement, contract or arrangement (excluding the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary of any Borrower to pay or make dividends or distributions in cash or kind to such Borrower (other than an agreement made by a Securitization Entity, an Excluded Subsidiary or any other Non-Guarantor Subsidiary), to make loans, advances or other payments of whatsoever nature to the Borrowers, or to make transfers or distributions of all or any part of its assets to the Borrowers; in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under §9.2.1, and (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by CAI or such Subsidiary in the ordinary course of its business.

(p)           The Credit Agreement is hereby amended by deleting clause (e) of Section 9.3 in its entirety and substituting the following in lieu thereof:

(e)           (i) Investments by and between the Borrowers and the Guarantors, (ii) Investments by any Subsidiary of CAI who is not a Borrower or a Guarantor in any other Subsidiary of CAI who is not a Borrower or a Guarantor and (iii) subject to §8.21, Investments by any Borrower or any Guarantor in any Subsidiary of CAI that is not a Borrower or a Guarantor including, without limitation, an Excluded Subsidiary; provided that the aggregate amount of such Investments under this clause (iii) does not exceed $50,000,000 at any time;

(q)           The Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (h) of Section 9.3, (ii) deleting the “.” at the end of clause (i) and inserting “; and” in lieu thereof, and (iii) adding the following new clause (j) to Section 9.3:

(j)           Investments by CAI or any of its Subsidiaries in a Securitization Entity in connection with the establishment of a Permitted Securitization; provided, that no additional Investments shall be permitted in any Securitization Entity following the occurrence of any event that would permit (i) the early termination of any purchase or lending commitment thereunder, (ii) the commencement of amortization thereof earlier than scheduled, or (iii) the acceleration of any repayment obligations in respect thereof.

(r)           The Credit Agreement is hereby amended by deleting Section 9.5.2 in its entirety and substituting the following in lieu thereof:

9.5.2.           Disposition of Assets.  CAI will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) sales of Containers, Chassis and Leases by the Borrowers to a Securitization Entity in connection with a Permitted Securitization, and (b) the disposition of assets in the ordinary course of business consistent with past practices, provided that, in connection with any such disposition of Collateral under (a) or (b) above, after giving effect to any such disposition, (i) the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the outstanding amount of Swing Line Loans shall not at any time exceed the lesser of (A) the Total Commitment at such time and (B) the Borrowing Base at such time and (ii) the sum of the outstanding amount of the CAI Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations in respect of Letters of Credit issued for the account of CAI, plus the outstanding amount of Swing Line Loans made to CAI shall not at any time exceed the lesser of (A) the Total Commitment at such time and (B) the Domestic Borrowing Base at such time.

(s)           The Credit Agreement is hereby amended by deleting Section 9.12 in its entirety and substituting the following in lieu thereof:

9.12.           Transactions with Affiliates.

9.12.1.  Except as otherwise permitted by the terms of §7.15, CAI will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of such Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

9.12.2.                      In providing management and remarketing services with respect o the Containers, Chassis and Direct Finance Leases included in the calculation of the Borrowing Base, CAI will not, and will not permit any of its Subsidiaries, to discriminate against such Containers, Chassis and Direct Finance Leases in providing such management and remarketing services, and will provide such services with the same skill and care with which it manages all containers and leases included in its managed fleet.

(t)           The Credit Agreement is hereby amended by inserting the following new Section 9.13:

9.13.           Amendment to Intercreditor Agreement.  The Borrowers will not amend, modify or waive the terms of the Intercreditor Agreement except in accordance with the express terms of the Intercreditor Agreement.

(u)           The Credit Agreement is hereby amended by deleting Section 10 in its entirety and substituting the following in lieu thereof:

10.1.  Maximum Consolidated Funded Debt to Consolidated Tangible Net Worth. The Borrowers will not permit, at any time, the ratio of (a) Consolidated Funded Debt to (b) Consolidated Tangible Net Worth to be more than 3.50:1.00.

10.2.  Minimum Fixed Charge Coverage Ratio.  The Borrowers will not permit, as at the end of any Reference Period, the ratio of (a) Consolidated Operating Cash Flow for such Reference Period to (b) Consolidated Total Debt Service for such Reference Period to be less than 1.20:1.00.

10.3.  Maximum Loan Parties Funded Debt to Loan Parties Tangible Net Worth. The Borrowers will not permit, at any time, the ratio of (a) Loan Parties Funded Debt to (b) Loan Parties Tangible Net Worth to be more than 3.50:1.00.

10.4.  Minimum Loan Parties Fixed Charge Coverage Ratio.  The Borrowers will not permit, as at the end of any Reference Period, the ratio of (a) Loan Parties Operating Cash Flow for such Reference Period to (b) Loan Parties Total Debt Service for such Reference Period to be less than 1.20:1.00.

(v)           The Credit Agreement is hereby amended by deleting clause (f) of Section 13.1 in its entirety and substituting the following in lieu thereof:

(f)           any Borrower or any of its Subsidiaries shall (x) fail to pay at maturity, or within any applicable period of grace, (i) any obligation for borrowed money or credit received in an aggregate principal amount in excess of $20,000,000, (ii) any obligation in respect of any Capitalized Leases in an aggregate amount in excess of $20,000,000, (iii) any obligation in respect of any operating leases with respect to which the present value (calculated at a discount rate of nine percent (9%) per annum) of the future obligations of the Borrowers and their Subsidiaries thereunder exceeds $20,000,000, or (iv) any obligation under any documentation of Indebtedness incurred in connection with a Permitted Securitization in an aggregate amount in excess of $20,000,000 (including any “termination event”, “event of termination” or any default or event of default thereunder), or (y) fail to observe or perform any material term, covenant or agreement contained in any agreement referenced in clauses (i) through (iv) above for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

(w)           The Credit Agreement is hereby amended by deleting clause (i) of Section 14.14 in its entirety and substituting the following in lieu thereof:

(i)           the Intercreditor Agreement,

(x)           The Credit Agreement is hereby amended by deleting Section 17.7 in its entirety and substituting the following in lieu thereof:

17.7.           Subordination.  CAI hereby subordinates to the indefeasible payment in full in cash of all Guaranteed Obligations the payment of all obligations and indebtedness of CAL owing to CAI, whether now existing or hereafter arising, excluding the Excluded Intercompany Obligations, but including but not limited to any obligation of CAL to CAI as subrogee of the Lenders or resulting from CAI’s performance under this Guaranty.  Notwithstanding the subordination pursuant to the foregoing sentence, CAL may continue to make payments to CAI in the ordinary course of business, unless:  (i) a Default or Event of Default has occurred and is continuing; and (ii) Administrative Agent shall have notified CAL in writing that payments of CAL's obligations that have been subordinated pursuant to this §17  should lapse until such Default or Event of Default has been cured.

(y)           The Credit Agreement is hereby amended by deleting the existing Exhibit A to the Credit Agreement in its entirety and substituting in lieu thereof the new Exhibit A to the Credit Agreement that is attached hereto as Annex A.

(z)           The Credit Agreement is hereby amended by deleting the existing Exhibit D to the Credit Agreement in its entirety and substituting in lieu thereof the new Exhibit D to the Credit Agreement that is attached hereto as Annex B.

§2.           Representations and Warranties.  As of the Third Amendment Effective Date, each of the Borrowers and the Guarantors, as the case may be, represents and warrants to the Lenders and the Administrative Agent as follows:

(a)           Representations and Warranties in Credit Agreement.  The representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects when made, and continue to be true and correct on the Third Amendment Effective Date.

(b)           Authority, Etc.  The execution and delivery by each of the Borrowers and the Guarantors of this Amendment and the performance by each of the Borrowers and the Guarantors of all of its respective agreements and obligations of this Amendment and the other documents delivered in connection therewith (collectively, the “Amendment Documents”), the Credit Agreement as amended hereby and the other Loan Documents (i) are within the corporate or company authority of such Borrower or such Guarantor, (ii) have been duly authorized by all necessary corporate or company proceedings by such Borrower and such Guarantor, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower or such Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower or such Guarantor, (iv) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, such Borrower or such Guarantor, and (v) do not require the approval or consent of, or filing with, any Person other than those already obtained.

(c)           Enforceability of Obligations. The Amendment Documents, the Credit Agreement as amended hereby, and the other Loan Documents constitute the legal, valid and binding obligations of such Borrower or such Guarantor, enforceable against such Borrower or such Guarantor in accordance with their respective terms.

(d)           No Default.  Immediately after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement or any other Loan Document.

§3.           Affirmation of Borrowers and Guarantors.

(a)           Each Borrower hereby affirms its absolute and unconditional promise to pay to each Lender and the Administrative Agent the Revolving Credit Loan, the Swing Line Loans, the Reimbursement Obligations and all other amounts due under the Revolving Credit Notes, the Letters of Credit, the Credit Agreement as amended hereby and the other Loan Documents, at the times and in the amounts provided for therein.  Each Borrower confirms and agrees that (i) the obligations of such Borrower to the Lenders and the Administrative Agent under the Credit Agreement as amended hereby are secured by and entitled to the benefits of the Security Documents and (ii) all references to the term “Credit Agreement” in the Security Documents and the other Loan Documents shall hereafter refer to the Credit Agreement as amended hereby.

(b)           Each of the undersigned Guarantors hereby acknowledges that it has read and is aware of the provisions of this Amendment.  Each such Guarantor hereby reaffirms its absolute and unconditional guaranty of the applicable Borrower’s payment and performance of its obligations to the Lenders and the Administrative Agent under the Credit Agreement as amended hereby.  Each Guarantor hereby confirms and agrees that all references to the term “Credit Agreement” in the Guaranty to which it is a party shall hereafter refer to the Credit Agreement as amended hereby.

§4.           Conditions to Effectiveness.  The amendments provided for in this Amendment shall take effect as of the date of Third Amendment Effective Date (as defined above) upon the satisfaction of the following conditions precedent:

(a)           the Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by each of the Borrowers, the Guarantors, the Required Lenders and the Administrative Agent, and this Amendment shall be in full force and effect;

(b)           execution and delivery of that certain letter agreement dated as of June 27, 2011 (the “Third Amendment Fee Letter”), by and among the Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the Borrowers;

(c)           the Borrowers shall have paid the Administrative Agent, for the account of the Lenders (as defined in the Amendment Fee Letter), the Amendment Fees (as defined in the Third Amendment Fee Letter) due on the Third Amendment Effective Date;

(d)           the Administrative Agent shall have received a certificate of the authorized officer of each Borrower and each Guarantor dated as of the Third Amendment Effective Date certifying as to (i) no amendments, modifications or supplements to the Governing Documents of any Borrower or Guarantor since the last delivery of such Governing Documents by such Loan Party to the Administrative Agent and that such Governing Documents are in full force and effect or attaching complete and certified copies of such Governing Documents including any amendments, modifications or supplements thereto (including certifications of such Governing Documents by the appropriate Governmental Authority of such Person’s jurisdiction of formation or organization), (ii) all corporate or other organizational actions taken by each of the Borrowers and Guarantors authorizing the execution, delivery, and performance of this Amendment and the other Amendment Documents and attaching copies of the board minutes and/or resolutions relating to such authorization and (iii) the names, titles, incumbency, and specimen signatures of the authorized officers of each of the Borrowers and the Guarantors authorized to sign this Amendment and the other Amendment Documents on behalf of such Person;

(e)           there shall not have occurred (i) a Material Adverse Effect since December 31, 2010 or (ii) a material adverse change in the facts and information regarding the Borrowers and Guarantors represented to date to the Administrative Agent and the Lenders;

(f)           the absence of any action, suit, investigation or proceeding pending, or to the knowledge of the Borrowers, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to (i) have a Material Adverse Effect on the business, assets, properties, liabilities (actual and contingent), operations, condition (financial or otherwise) or prospects of CAI and its Subsidiaries, taken as a whole, (ii) adversely affect the ability of either Borrower or any Guarantor to perform its obligations under the Loan Documents or (iii) adversely affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents; and

(g)           the Borrowers shall have paid to the Lenders or the Administrative Agent, as appropriate, any and all fees due on or prior to the date hereof, together with the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel with respect to which the Borrowers have received invoices on or prior to the Third Amendment Effective Date.

§5.           Satisfaction of Conditions.  Without limiting the generality of the foregoing §4, for purposes of determining compliance with the conditions specified in §4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

§6.           Miscellaneous Provisions.  This Amendment shall constitute one of the Loan Documents referred to in the Credit Agreement.  Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same.  It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.  Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Lenders or the Administrative Agent to grant any similar or other future amendment of any of the terms and conditions of the Credit Agreement or the other Loan Documents or shall in any way prejudice, impair or effect any rights or remedies of the Lenders and the Administrative Agent under the Credit Agreement or the other Loan Documents.  THIS AMENDMENT SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401)).  This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof.  In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.  The Borrowers hereby agree to pay to the Administrative Agent on demand all reasonable costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including reasonable legal fees and disbursements of the Administrative Agent’s Special Counsel).

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an agreement as of the date first written above.

CAI INTERNATIONAL, INC.

By:	/s/ Victor Garcia
Name: Victor Garcia
Title: President and Chief Executive Officer

CONTAINER APPLICATIONS LIMITED

By:	/s/ Victor Garcia
Name: Victor Garcia
Title: Chief Operating Officer

Guarantors:

SKY CONTAINER TRADING, INC.

By:	/s/ Victor Garcia
Name: Victor Garcia
Title: President and Treasurer

CONTAINER APPLICATIONS INTERNATIONAL (U.K.) LIMITED

By:	/s/ Victor Garcia
Name: Victor Garcia
Title: Authorized Officer

CONTAINER APPLICATIONS INTERNATIONAL, LTD.

By:	/s/ Hiromitsu Ogawa
Name: Hiromitsu Ogawa
Title: Authorized Officer

CONTAINER APPLICATIONS (MALAYSIA) SDN BDH

By:	/s/ Victor Garcia
Name: Victor Garcia
Title: Authorized Officer

SKY CONTAINER TRADING LIMITED

By:	/s/ Victor Garcia
Name: Victor Garcia
Title: Authorized Officer

SKY DOMESTIC CONTAINER LEASING LIMITED

By:	/s/ Victor Garcia
Name: Victor Garcia
Title: Authorized Officer

CAI CONSENT SWEDEN AB

By:	/s/ Victor Garcia
Name: Victor Garcia
Title: Authorized Officer

CAI CONSENT GERMANY GMBH

By:	/s/ Daniel James Hallahan
Name: Daniel James Hallahan
Title: Managing Director

Lenders and Administrative Agent:

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Judith A. Huckins
Name: Judith A. Huckins
Title: Vice President

BANK OF AMERICA, N.A., as Lender,
Swing Line Lender and L/C Issuer

By:	/s/ Judith A. Huckins
Name: Judith A. Huckins
Title: Vice President

KEYBANK, N.A., as a Lender

By:	/s/ James A. Gelle
Name: James A. Gelle
Title: Vice President

UNION BANK, N.A., as a Lender

By:	/s/ Henry G. Montgomery
Name: Henry G. Montgomery
Title: Vice President

COMERICA BANK, as a Lender

By:	/s/ Daniel A. Shymo
Name: Daniel A. Shymo
Title: Vice President

ING BANK N.V., as a Lender

By:	/s/ Mark Bekker
Name: Mark Bekker
Title: Director

By:	/s/ Jules Oscar E. Kollmann
Name: Jules Oscar E. Kollman
Title: Managing Director

CRÉDIT INDUSTRIEL ET COMMERCIAL, NEW YORK BRANCH, as a Lender

By:	/s/ Adrienne Molloy
Name: Adrienne Malloy
Title: Vice President

By:	/s/ Alex Aupoix
Name: Alex Aupoix
Title: Managing Director

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ John Quick
Name: John Quick
Title: Senior Vice President

UNICREDIT BANK AG, as a Lender

By:	/s/ Ruge
Name: Ruge
Title:

By:	/s/ Miller
Name: Miller
Title:

CALIFORNIA BANK & TRUST, as a Lender

By:	/s/ Thomas C. Paton, Jr.
Name: Thomas C. Paton, Jr.
Title: Senior Vice President & Manager